UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2026

H.B. Fuller Company
(Exact Name of Company as Specified in Charter)

Minnesota	001-09225	41-0268370
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Willow Lake Boulevard, P.O. Box 64683, St. Paul, Minnesota	55164-0683
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (651) 236-5900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00	FUL	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2026, H.B. Fuller Company, a Minnesota corporation (the “Company”), completed the issue and sale of $850,000,000 aggregate principal amount of its 7.625% Notes due 2034 (the “Notes”) pursuant to its previously announced private offering (the “Offering”). In connection therewith, the Company entered into a Third Supplemental Indenture between the Company and U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association) as trustee (“Trustee”), dated as of October 21, 2026 (the “Supplemental Indenture”), which supplements the Indenture between the Company and the Trustee, dated as of February 14, 2017 (the “Base Indenture,” and as supplemented by the Supplemental Indenture, the “Indenture”). The Supplemental Indenture sets forth the terms of, and provides for the issuance of, the Notes. A form of the Notes is included within the Supplemental Indenture.

The Notes were offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

The stated maturity for the Notes is October 15, 2034. The Notes bear interest at 7.625% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2027. The Notes are senior unsecured obligations of the Company and will rank equally with the Company’s other unsecured and unsubordinated debt from time to time outstanding.

The Notes are not initially guaranteed by any of the Company’s subsidiaries. However, if in the future, any of the Company’s subsidiaries incurs, or becomes a guarantor or co-obligor of the Company’s obligations under, any similar capital markets debt securities, such subsidiary would be required to guarantee the Notes on a senior unsecured basis. The Company would be permitted to release any future guarantee without the consent of the holders of the Notes under the circumstances described in the Indenture.

The Company may redeem the Notes, in whole or in part, at any time and from time to time prior to their maturity at the applicable redemption prices described in the Notes. Upon the occurrence of a “change of control triggering event” as defined in the Notes (generally, a change of control of the Company accompanied by a reduction in the credit rating for the Notes), the Company will generally be required to make an offer to repurchase the Notes from holders at 101% of their principal amount plus accrued and unpaid interest to the date of repurchase. There will be no sinking funds for the Notes.

If either (1) the Company’s pending acquisition of Advanced Medical Solutions Group plc (the “Acquisition”) is not consummated on or prior to June 25, 2027 (as such date may be extended as provided in the Indenture, but not beyond October 21, 2027) (the “SMR Deadline”) or (2) the Company notifies the Trustee in writing that the Co-operation Agreement relating to the Acquisition has been terminated and that the Company has determined that the AMS Acquisition will not be consummated by the SMR Deadline, the Company will be required to redeem $450,000,000 aggregate principal amount of the Notes at a redemption price equal to 100% of the initial issue price of such Notes, plus accrued and unpaid interest from the issue date to, but excluding, the special mandatory redemption date.

The Indenture contains covenants imposing certain limitations on the ability of the Company to incur liens, enter into sales and leaseback transactions, or consolidate, merge or transfer all or substantially all of its assets. It also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include among other things nonpayment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing with respect to the Notes, the Trustee or holders of not less than 25% in aggregate principal amount of the Notes outstanding may declare the principal and the accrued and unpaid interest, if any, on all of the outstanding Notes to be due and payable. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

Some of the initial purchasers of the Notes and their affiliates have engaged in, and may in the future engage in, investment banking, commercial banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The foregoing summary of the Indenture and the Notes is subject to, and qualified in its entirety by, the text of the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K on February 14, 2017 and the Supplemental Indenture (including the Form of Note included therein), filed as Exhibit 4.1 and referenced as Exhibit 4.2 hereto, respectively, and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On October 21, 2026, that certain Unsecured Bridge Credit Agreement, dated as of June 25, 2026, by and among the Company, H.B. Fuller Medical Adhesive Technologies Inc., a wholly-owned subsidiary of the Company, Goldman Sachs Bank USA, as Administrative Agent, Sole Lead Arranger and Bookrunner and the lenders party thereto (the “Unsecured Bridge Credit Agreement”) was terminated pursuant to its terms. There were no loans or other amounts outstanding under the Unsecured Bridge Credit Agreement at termination, no prepayment premium resulted from the termination, all accrued and unpaid fees thereunder were paid in full, and all commitments thereunder were terminated.

As previously disclosed in the Current Report on Form 8-K filed on June 26, 2026, the Unsecured Bridge Credit Agreement made available to the Company certain borrowings in an aggregate amount of up to $917,000,000 on the terms and conditions set forth in the Unsecured Bridge Credit Agreement in order to, among other things, partially finance the cash consideration payable by the Company in connection with the Acquisition.

In the ordinary course of their respective businesses, one or more of the lenders under the Unsecured Bridge Credit Agreement, or their affiliates, have or may have various relationships with the Company or its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses. In addition, the Company and its subsidiaries may have entered into or may enter into in the future certain engagements with one or more of the lenders under the Unsecured Bridge Credit Agreement or their affiliates relating to specific endeavors.

The foregoing summary of the Unsecured Bridge Credit Agreement is subject to, and qualified in its entirety by, the text of the Unsecured Bridge Credit Agreement, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K on June 26, 2026 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits.

4.1	Third Supplemental Indenture, dated October 21, 2026, between H.B. Fuller Company and U.S. Bank Trust Company, National Association, as Trustee, relating to the 7.625% Notes due 2034
4.2	Form of Global Note representing the 7.625% Notes due 2034 (included in Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2026

H.B. FULLER COMPANY By: /s/ Gregory O. Ogunsanya Gregory O. Ogunsanya Senior Vice President, General Counsel and Corporate Secretary